POWER OF ATTORNEY

      The undersigned trustee of FRANKLIN GLOBAL TRUST (the "Registrant") hereby appoints MARK H. PLAFKER, HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE, Murray L. Simpson, Barbara J. Green, David P. Goss AND STEVEN J. GRAY (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, deliver and file in the name of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, and/or the Delaware Business Trust Act, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission, and any amendments to the Registrant's Certificate of Trust or Agreement and Declaration of Trust. The undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      The undersigned trustee hereby executes this Power of Attorney as of the 12th day of December, 2000.



/s/ ROBERT F. CARLSON
Robert F. Carlson,
Trustee